Exhibit 10.1

AGREEMENT OF TERMINATION OF EMPLOYMENT AGREEMENT

THIS AGREEMENT OF TERMINATION OF EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 6, 2014, is entered into by and among SemManagement, L.L.C., a Delaware limited liability company (“SemManagement”), SemGroup Corporation, a Delaware corporation (“SemGroup”), and Norman J. Szydlowski, an individual (“Executive”) (collectively, the “Parties”).

RECITALS

A. The Parties are parties to that certain Employment Agreement dated as of November 30, 2009, as amended by that certain letter dated March 18, 2010 (the “Employment Agreement”).

B. Effective April 1, 2014, Executive is voluntarily resigning as President and Chief Executive Officer and as a member of the Board of Directors of SemGroup.

C. The Parties desire to terminate the Employment Agreement, effective April 1, 2014, subject to the exceptions described below.

In consideration of the recitals and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Termination of Employment Agreement. The Employment Agreement is hereby terminated effective as of April 1, 2014 and of such date shall no longer be of any force and effect except as hereinafter provided.

2. Continuation of Employment with SemManagement. Notwithstanding the termination of the Employment Agreement, following such termination Executive shall continue as an at-will employee of SemManagement under the direction of the Board of Directors of SemGroup Corporation until such time as either SemManagement elects to terminate Executive’s employment or Executive resigns (the “Effective Date”). Following such termination and through the Effective Date, SemManagement shall continue to pay Executive at his current base salary and continue to provide Executive with such insurance, medical and other employee benefit plans of SemManagement which may be in effect from time to time, to the extent such plans are generally available to other employees of SemManagement who are employed in the United States.

3. Employment Agreement Provisions Surviving Termination. The following provisions of the Employment Agreement shall survive termination: Section 8(a) (Payments Upon Termination) and Section 11 (Confidentiality and Other Covenants). In addition, Executive’s obligation to execute any documents necessary to reflect his resignation pursuant to Section 2(c) of the Employment Agreement shall survive termination. To the extent Section 11 of the Employment Agreement specifically provides for the survival of a covenant following the termination of Executive’s employment with SemManagement or following the Employment Term (as defined in the Employment Agreement), the survival period shall begin on the Effective Date.

4. Survival of Indemnity Rights. Nothing in this Agreement shall affect any rights to indemnification to which Executive is entitled in his capacity as a former officer and director of SemGroup and of each of the subsidiaries, partnerships, joint ventures, limited liability companies and Affiliates (as defined in the Employment Agreement) of SemGroup, whether under the Employment Agreement, SemGroup’s Amended and Restated Certificate of Incorporation, SemGroup’s Amended and Restated Bylaws, any directors’ and officers’ insurance policy or otherwise.

5. Further Assurances. The Parties shall do all things necessary to implement and effectuate this Agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7. Applicable Law. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard for choice of law provisions of any other state.

8. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all other prior discussions, agreements and understandings, both written and oral, among the Parties with respect thereto.

9. Modification. No change or modification of this Agreement shall be valid unless it is contained in writing and signed by the Parties.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

SEMMANAGEMENT, L.L.C.

By:	/s/ Candice L. Cheeseman
Name:	Candice L. Cheeseman
Title:	General Counsel and Secretary

SEMGROUP CORPORATION

By:	/s/ Candice L. Cheeseman
Name:	Candice L. Cheeseman
Title:	General Counsel and Secretary

EXECUTIVE

/s/ Norman J. Szydlowski
Norman J. Szydlowski

Agreement of Termination of Employment Agreement